Exhibit 99.2

CONSENT OF UBS SECURITIES LLC

We hereby consent to the use of our opinion letter dated May 5, 2019 to the Board of Directors of Amplify Energy Corp. (“Amplify”) included as Annex C to the Joint Proxy Statement/Prospectus, which forms a part of the Registration Statement on Form S-4 (including any amendments or supplements thereto, related appendices, and financial statements) relating to the proposed merger of Amplify and Midstates Petroleum Company, Inc. and references to such opinion in such Joint Proxy Statement/Prospectus.  In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “Experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ UBS SECURITIES LLC

UBS SECURITIES LLC

New York, New York

June 26, 2019